UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2009

Commission File Number: 333-142860

NACEL ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	20-4315791
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

600 17th Street, Suite 2800S Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(720) 204-1150
(Registrant telephone including area code)

Check the appropriate item below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 – Unregistered Sales of Equity Securities.

Under the terms of a Joint Development Agreement entered into between the Company and Renergix Wind LLC (“Renergix”), having an effective date of January 1, 2009, Renergix is entitled to share-based compensation in the aggregate amount of up to 120,000 shares of restricted common stock for each existing Qualified Project which includes the Blue Creek wind project. Such shares are issued in installments of generally 15,000 shares, upon specified milestones being achieved.

As noted in the Other Events section below, a specified milestone for purpose of the Joint Development Agreement, has been achieved with the filing of an Application for Interconnection, as noted in the Other Events section below. Accordingly, Renergix is entitled to receive, and its principals will be issued, 15,000 shares of restricted common stock.  In connection with this stock issuance, Renergix will execute and deliver to the Company an investment agreement.

We relied upon the exemption from federal registration under Sections 4(2) and 4(6) of the Securities Act of 1933, as amended, based on our belief that the issuance of such shares did not involve a public offering or general solicitation and the investor’s representation that it is an “accredited investor” as defined in Rule 501(a) of Regulation D. Renergix was afforded an opportunity for effective access to files and records of the Company that contained relevant information needed to make an investment decision, including our financial statements and periodic reports filed pursuant to the 1934 Act. We reasonably believed that Renergix has such knowledge and experience in financial and business matters so that it was capable of evaluating the risks of the investment. All certificates evidencing the subject shares shall contain restrictive investment legends noted thereon.

 Item 8.01 – Other Events.

On June 18, 2009, the Company confirmed that it filed an Application for Interconnection with Southwestern Public Service Company (SPS), a subsidiary of XCEL Energy, for the Company’s 30 MW Blue Creek wind power project located in Moore County, Texas. SPS is a regulated utility and owner of electric transmission infrastructure in the Texas Panhandle. NACEL Energy’s complete submission to SPS included requisite engineering drawings, wind turbine selection and proposed date of commissioning (operations).

NACEL Energy identifies interconnection points in the nation’s electric grid, and then leases nearby acreage, where 6 to 18 utility class wind turbines can be constructed, without incurring the often significant transmission and related electric infrastructure upgrade costs and delays, which adversely impact other company’s wind power projects.  The Company’s work in this regard is currently focused in Texas, Arizona, Kansas and Illinois.

NACEL Energy anticipates a period of several months, or longer, before a final interconnection agreement can be executed with SPS. In the interim, important additional development milestones are underway including, without limitation, obtaining of turbine debt financing and a power purchase agreement. Accordingly, the Company cautions that commissioning (operations) at Blue Creek is not expected until July 2010, or later depending on future events.

A copy of the press release pertaining to the foregoing is attached hereto as an exhibit.

Item 9.01 – Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NACEL ENERGY CORPORATION

Date: June 18, 2009	By: /s/ Brian Lavery
Brian Lavery, President and Principal Executive Officer